SEVENTH AMENDMENT TO LOAN AGREEMENT
THIS SEVENTH AMENDMENT TO LOAN AGREEMENT (this “Seventh Amendment”) is made and entered into as of December 15, 2017 by and among GLADSTONE LAND LIMITED PARTNERSHIP, a Delaware limited partnership (“Borrower”), GLADSTONE LAND CORPORATION, a Maryland corporation (“Guarantor”), and METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (“Lender”).
RECITALS:

A.Borrower, Guarantor and Lender are parties to that certain Loan Agreement dated as of April 30, 2014, as amended by that certain First Amendment to Loan Agreement dated as of August 26, 2014, as further amended by that certain Second Amendment to Loan Agreement dated as of October 29, 2014, as further amended by that certain Third Amendment to Loan Agreement dated as of September 3, 2015, as further amended by that certain Fourth Amendment to Loan Agreement dated as of October 5, 2016, as further amended by that certain Fifth Amendment to Loan Agreement dated as of December 28, 2016, and as further amended by that certain Sixth Amendment to Loan Agreement dated as of May 31, 2017 (as amended, the “Loan Agreement”). The Loan Agreement was executed in connection with a loan or loans (the “Loan”) made by Lender to Borrower evidenced by (i) that certain Promissory Note (Note A) in the principal amount of up to One Hundred Million and 00/100 Dollars ($100,000,000.00) dated as of April 30, 2014 and executed by Borrower to the order of Lender, as amended by that certain First Amendment to Promissory Note (Note A) dated as of September 3, 2015, and as further amended by that certain Second Amendment to Promissory Note (Note A) dated as of October 5, 2016 (as amended, “Note A”), (ii) that certain Promissory Note (Note B - RELOC) in the principal amount of up to Twenty-Five Million and 00/100 Dollars ($25,000,000.00) dated as of April 30, 2014 and executed by Borrower to the order of Lender, as amended by that certain First Amendment to Promissory Note (Note B) dated as of September 3, 2015, and as further amended by that certain Second Amendment to Promissory Note (Note B), dated as of October 5, 2016 (as amended, “Note B”), (iii) that certain Promissory Note (Note C-2016 Term Facility) in the principal amount of up to Fifty Million and 00/100 Dollars ($50,000,000.00) dated as of October 5, 2016 and executed by Borrower to the order of Lender (“Note C”), and (iv) that certain Promissory Note (Note D - 2016 RELOC) in the principal amount of up to Twenty-Five Million and 00/100 Dollars ($25,000,000.00) dated as of October 5, 2016 and executed by Borrower to the order of Lender (“Note D”, and collectively with Note A, Note B and Note C, the “Notes”). The Notes are currently secured by the Security Instruments, as defined in the Loan Agreement. Guarantor has guaranteed the payment and performance of the Loan pursuant to that certain Loan Guaranty Agreement dated as of April 30, 2014 (the “Guaranty”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Loan Agreement.
B.Borrower has requested and Lender has agreed, subject to the terms and conditions of this Seventh Amendment, to commit to increase the amount of credit available to Borrower under Note C to the principal amount of up to One Hundred Million and 00/100 Dollars ($100,000,000), and under Note D to the principal amount of up to Fifty Million and 00/100 Dollars ($50,000,000).

C.Borrower has further requested that Lender consent to certain modifications to the terms of the Loan, including without limitation, an extension of to the date by which Subsequent Disbursements may be requested under Note A and Note C and modifications to the Unused Commitment Fee payable under Note C and Note D.

D.The parties enter into this Seventh Amendment to amend the Loan Agreement as described above and as otherwise provided for herein.

AGREEMENT:

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Guarantor and Lender hereby agree as follows:

1.Status of Existing Loan. Borrower and Guarantor acknowledge for the benefit of Lender that the Notes, the Loan Agreement as amended by this Seventh Amendment, the Security Instruments, and any other Loan Documents are all valid and binding obligations enforceable in accordance with their terms, and that neither Borrower nor Guarantor has any offset or defense against the indebtedness evidenced by the Notes or any of the obligations set forth in the Loan Documents.

2.Commitment to Increase Availability Under Note C and Note D. Lender hereby commits to increase the amount of credit available to Borrower under Note C to an original principal amount of up to One Hundred Million and 00/100 Dollars ($100,000,000), and under Note D to an original principal amount of up to Fifty Million and 00/100 Dollars ($50,000,000) (such increases, the “Credit Facility Expansion”), subject to the full and complete satisfaction, as determined by Lender in its sole and absolute discretion, of the following conditions precedent:

(a)    Borrower executes and delivers to Lender (i) an Amended and Restated Promissory Note (Note C - Term Facility) in the original principal amount of up to One Hundred Million and 00/100 Dollars ($100,000,000) amending and restating Note C in its entirety (“Amended and Restated Note C”), and (ii) an Amended and Restated Promissory Note D (Note D - RELOC) in the original principal amount of up to Fifty Million and 00/100 Dollars ($50,000,000) amending and restating Note D in its entirety (“Amended and Restated Note D”), each in substantially the same form and content as Note C and Note D, respectively, except as otherwise provided herein.

(b)    Each Property Owner executes and delivers to Lender an amendment to the respective Security Instrument of which it is grantor or trustor, in form and content acceptable to Lender, providing that such Security Instrument secures Amended and Restated Note C and Amended and Restated Note D.

(c)    Borrower provides to Lender, at Borrower’s cost, such endorsements to Lender’s ALTA loan policies of title insurance insuring Lender as to the continued first lien priority of all of the Security Instruments as security for the Loan, as modified to secure the Credit Facility Expansion, as Lender deems necessary or appropriate in its sole and absolute discretion, showing title to be subject to no matters other than the Permitted Encumbrances and those which may otherwise be approved in writing by Lender.

(d)    Borrower, Property Owners and Guarantor execute and deliver to Lender such other documents, agreements, reaffirmations, guaranties and amendments as Lender may deem necessary to document the Credit Facility Expansion in a manner consistent with the balance of the Loan Documents.

(e)    No Event of Default under the Loan Agreement, the Notes, the Security Instruments, or any of the Loan Documents exists at the time of or shall have existed prior to the completion of the Credit Facility Expansion, and no event or condition exists which with the giving of notice or the passage of time or both would constitute an Event of Default.

(f)    Borrower pays all costs incurred by Lender, including title insurance premiums and endorsement costs, reasonable legal fees of outside counsel, escrow fees, recording fees and any other third party costs relating to the Credit Facility Increase and the satisfaction of the foregoing conditions.

The date on which the Credit Facility Expansion is complete, including all conditions precedent thereto, is herein referred to as the “Effective Date”.

3.Unused Commitment Fee. As of the Effective Date, the Unused Commitment Fee currently payable in Note C and Note D shall be adjusted in Amended and Restated Note C and in Amended and Restated Note D, respectively, as follows:
(a) Amended and Restated Note C shall contain the following provision with respect to the Unused Commitment Fee:
“Borrower shall pay to Lender an unused commitment fee payable in arrears with each interest payment payable on an Interest Payment Date under the terms of this Note, in an amount equal to (i) if the outstanding principal balance under this Note is less than or equal to fifty percent (50%) of the maximum amount available to be borrowed under this Note (initially $100,000,000, as may be reduced by any permitted prepayments of principal that may not be reborrowed), twenty (20) basis points per annum, or (ii) if the outstanding principal balance under this Note is greater than fifty percent (50%) of such maximum amount available to be borrowed under this Note, ten (10) basis points per annum, in each case times the average daily difference between such maximum amount and the actual advanced and outstanding balance of this Note for the immediately preceding interest accrual period (i.e., the semiannual period). Borrower may elect in its discretion, and Lender may elect upon the occurrence of an Event of Default as defined in the Loan Agreement, to cancel any portion of the commitment to continue to make or draw funds available under this Note. Upon any such cancellation, Borrower’s future obligation to pay any unused commitment fees that have yet to accrue will be relieved. Borrower’s obligation to pay any Unused Commitment Fees that has not then accrued shall cease upon the expiration of Borrower’s ability to request Subsequent Disbursements under this Note, as established in the Loan Agreement.”

(b) Amended and Restated Note D shall contain the following provision with respect to the Unused Commitment Fee:

“Borrower shall pay to Lender an unused commitment fee payable in arrears with each interest payment payable on an Interest Payment Date under the terms of this Note in an amount equal to (i) if the outstanding principal balance under this Note is less than or equal to fifty percent (50%) of the maximum amount available to be borrowed under this Note, twenty (20) basis points per annum, or (ii) if the outstanding principal balance under this Note is greater than fifty percent (50%) of the maximum amount available to be borrowed under this Note, ten (10) basis points per annum, in each case times the average daily difference between the maximum available amount under this Note ($50,000,000.00) and the actual advanced and outstanding balance of this Note for the immediately preceding quarter. Borrower may elect in its discretion, and Lender may elect upon the occurrence of an Event of Default as defined in the Loan Agreement, to cancel any portion of the commitment to continue to make or draw funds available under this Note. Upon any such cancellation, Borrower’s future obligation to pay any unused commitment fees that have yet to accrue will be relieved.”

Notwithstanding anything herein or in Note C or in Note D to the contrary, the provisions stated in this Section 3 to be included in Amended and Restated Note C and Amended and Restated Note D shall be apply and be effective as to Note C and Note D as of the date first written above.
4.Subsequent Disbursements Subject to Loan Agreement. Borrower hereby agrees that all Subsequent Disbursements of funds available under Amended and Restated Note C and Amended and Restated Note D are and shall remain subject to the terms and conditions of the Loan Agreement, as amended hereby, including without limitation, the conditions stated in Section 3 thereof. No Subsequent Disbursements under Amended and Restated Note C and Amended and Restated Note D shall be available until the Effective Date. Notwithstanding the foregoing, this section and this Amendment generally are not intended to prohibit, and shall not prohibit, Subsequent Disbursements under the existing Notes that would otherwise be available and permitted under the Loan Documents prior to the Effective Date.

5.Definitions. Borrower and Lender hereby agree that (i) all references in the Loan Agreement to the Loan Documents shall include this Seventh Amendment, (ii) as of the Effective Date, all references in the Loan Agreement to the Notes shall mean Note A, Note B, Amended and Restated Note C and Amended and Restated Note D, collectively, and (iii) as of the Effective Date all references to Note C and Note D shall refer to the Amended and Restated Note C and the Amended and Restated Note D, respectively.

6.Note A Disbursements. As of the Effective Date, the following modifications are made to the Loan Agreement:

(a)    Section 3.1(b)(1) is hereby deleted in its entirety and replaced with the following:

“The amount of each Subsequent Disbursement under Note A will be based on and limited such that the amount disbursed under the Loan shall not exceed sixty percent (60%) of the aggregate Appraised Value of the Real Property and any new agricultural property accepted by Lender as Collateral for Subsequent Disbursements (the “Future Property”), as established by appraisals in form and substance acceptable to Lender in all respects, and otherwise limited as provided in this Section 3.1(b). In no event shall the total aggregate Note A Disbursements plus the aggregate Note C Disbursements collectively exceed the lesser of Two Hundred Million and 00/100 Dollars ($200,000,000.00) or sixty percent (60%) of the Appraised Value of the Collateral.”

(b)    The date stated in Section 3.1(b) after which Lender may, at its option, be relieved of any obligation to make any Subsequent Disbursements or other disbursements under Note A is hereby revised to be December 31, 2019.

7.Note B Disbursements. As of the Effective Date, the following modifications are made to the Loan Agreement:

(a)    the first sentence of Section 3.2(a) is hereby deleted in its entirety and replaced with the following:

“Borrower shall have the right from time to time, to request additional advances under Note B (a “Note B Advance”), up to the face amount of Note B (i.e., $25,000,000.00), under the following conditions: (i) no Event of Default has occurred and is continuing and no event has occurred and is continuing which with the passing of time or giving of notice or both would become an Event of Default, and (ii) Note B Advances shall be available so long as the combined outstanding principal balances of Note A, Note B, Note C and Note D, plus the amount of the requested Note B Advance do not exceed the lesser of (a) the combined face principal amounts of Note A ($100,000,000), Note B ($25,000,000), Note C ($100,000,000) and Note D ($50,000,000), and (b) the amount equal to 60% of the Appraised Value.”

(b)    Section 3.2(b) is hereby deleted in its entirety and replaced with the following:

“Balance in Excess of Original Principal Amount. Notwithstanding anything contained herein to the contrary, in the event that (i) the aggregate outstanding unpaid principal amount of Note B at any time exceeds the amount of $25,000,000.00 or (ii) the aggregate outstanding principal balance of Note A, Note B, Note C and Note D exceeds the lesser of $275,000,000.00, or the amount equal to sixty percent (60%) of the Appraised Value of the Collateral, all Subsequent Disbursements shall be suspended and Borrower shall immediately, without the requirement of any oral or written notice by Lender, prepay the principal of one or more of the Notes in an aggregate amount at least equal to such excess.”

8.Note C Disbursements. As of the Effective Date, the following modifications are made to the Loan Agreement:

(a)    Section 3.3(b) is hereby deleted in its entirety and replaced with the following:

“Subsequent Disbursements. Following the Initial Disbursement, Borrower may request a Subsequent Disbursement under Note C in an aggregate amount not to exceed Seventy-Eight Million Four Hundred Fifty Thousand and 00/100 Dollars ($78,450,000) at any time after the Initial Disbursement but no later than December 31, 2019, provided that each of the following conditions has been satisfied on or before the date of disbursement:
(1)    The amount of each Subsequent Disbursement will be based on and limited such that the amount disbursed under the Loan shall not exceed sixty percent (60%) of the aggregate Appraised Value of the Real Property and any new agricultural property accepted by Lender as Collateral for Subsequent Disbursements (the “Future Property”), as established by appraisals in form and substance acceptable to Lender in all respects, and otherwise limited as provided in this Section 3.3(b). In no event shall the total aggregate Note A Advances and the aggregate Note C Advances exceed the lesser of Two Hundred Million and No/100 Dollars ($200,000,000.00) or sixty percent (60%) of the Appraised Value of the Collateral.
(2)    Note C Disbursements shall be subject to all of the conditions to subsequent Disbursements applicable to Note A Advances as provided in Section 3.1 of the Loan Agreement.”

9.Note D Disbursements. As of the Effective Date, the following modifications are made to the Loan Agreement:

(a)    Section 3.4(a) is hereby deleted in its entirety and replaced with the following:

“Advances. Borrower shall have the right from time to time, to request additional advances under Note D (a “Note D Advance”), up to the face amount of Note D (i.e., $50,000,000.00), under the following conditions: (i) no Event of Default has occurred and is continuing and no event has occurred and is continuing which with the passing of time or giving of notice or both would become an Event of Default, and (ii) Note D Advances shall be available so long as the combined outstanding principal balances of Note A, Note B, Note C and Note D plus the amount of the requested Note D Advance do not exceed the lesser of (a) the face principal amounts of Note A ($100,000,000), Note B ($25,000,000), Note C ($100,000,000) and Note D ($50,000,000) and (b) the amount equal to 60% of the Appraised Value. Borrower may repay and reborrow such amounts as a revolving credit. Revolver draws and repayments shall be made not more than twice per calendar month per each type of transaction and written request for a Note D Advance must be received by Lender no later than 12:00 p.m., Pacific Time, on the Business Day prior to the Business Day on which funds are desired. All draws and repayments will be by wire transfer and any draws shall be in amounts not less than One Hundred Thousand and No/100 Dollars ($100,000.00) and in even increments of One Thousand and No/100 Dollars ($1,000.00).
(b)    Section 3.4(b) is hereby deleted in its entirety and replaced with the following:

“Balance in Excess of Original Principal Amount. Notwithstanding anything contained herein to the contrary, in the event that (i) the aggregate outstanding unpaid principal amount of Note D at any time exceeds the amount of $50,000,000.00 or (ii) the aggregate outstanding principal balance of Note A, Note B, Note C and Note D exceed the lesser of $275,000,000.00 and the amount equal to sixty percent (60%) of the Appraised Value of the Collateral, all Subsequent Disbursements shall be suspended and Borrower shall immediately, without the requirement of any oral or written notice by Lender, prepay the principal of one or more of the Notes an aggregate amount at least equal to such excess.
10.Consent of Guarantor. Guarantor hereby consents to the Credit Facility Expansion under the terms of the Loan Agreement as amended hereby and further consents to the execution by all parties of this Seventh Amendment and any other documents or modifications to documents contemplated hereby or made in connection with the Credit Facility Expansion. Guarantor agrees that the Guaranty remains in full force and effect with regard to all disbursements of the Loan and the Loan Documents as so modified.

11.Reaffirmation of Guaranty. Guarantor hereby confirms and reaffirms all of the representations, warranties, covenants and obligations of the Guaranty and the other Loan Documents, and further confirms and agrees that Guarantor is and shall continue to be liable for all obligations arising under and in connection with the Loan.

12.Reaffirmation by Borrower. Except as specifically amended by this Seventh Amendment, the Loan Agreement shall remain unmodified and in full force and effect. Borrower hereby reaffirms for the benefit of Lender, each and every of the terms and provisions of the Notes and the Loan Agreement, as amended and as originally set forth therein.

13.Representations and Warranties of Borrower. Borrower hereby restates and reaffirms all of the covenants, representations and warranties set forth in the Loan Agreement, as if made as of the date of this Seventh Amendment and with regard to the Loan and the Credit Facility Expansion. In particular, all of the representations and warranties set forth in Section 4 of the Loan Agreement, as applied to Borrower and all of the Property, remain true, accurate and complete.

14.Counterparts. This Seventh Amendment may be executed in multiple counterparts, each of which shall be an original and all of which, when combined, shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, Borrower and Guarantor have executed this Seventh Amendment, or have caused this Seventh Amendment to be executed by its duly authorized representative(s) as of the day and year first written above.
BORROWER:

GLADSTONE LAND LIMITED PARTNERSHIP,
a Delaware limited partnership

By:    Gladstone Land Partners, LLC,
a Delaware limited liability company
Its General Partner

By:    Gladstone Land Corporation,
a Maryland corporation
Its Manager

By:	/s/ David Gladstone
David Gladstone
Its Chief Executive Officer

GUARANTOR:

GLADSTONE LAND CORPORATION,
a Maryland corporation

By:	/s/ David Gladstone
David Gladstone
Its Chief Executive Officer

[Signatures continue on next page]

LENDER:
METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Leon A. Moreno
Its Director